Investor Relations Contact:                 At the Company:
Joe Hassett, SVP                     Paul I. Detwiler, III
Gregory FCA                         President and Chief Executive Officer
joeh@gregoryfca.com                     814-766-2211
610-228-2110

New Enterprise Stone & Lime Co., Inc. Files 10-Q and Announces 2016 Third Quarter Earnings Conference Call

New Enterprise, Pennsylvania, January 26, 2016 - New Enterprise Stone & Lime Co., Inc., a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider, announced that, due to Winter Storm Jonas, it is rescheduling its third quarter 2016 conference call to review financial results and discuss market drivers. The call will now be held on Monday, February 1, 2016 at 9:00 AM. ET. An audio webcast of the conference call may be accessed through a link on the Investor Relations page of the Company’s website at www.nesl.com.

About New Enterprise Stone & Lime Co., Inc.
New Enterprise Stone & Lime Co., Inc. is a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider. Our core businesses include: (i) construction materials (aggregate production (crushed stone and construction sand and gravel), hot mix asphalt production and ready mixed concrete production), (ii) heavy/highway construction (heavy construction, blacktop paving and other site preparation services) and (iii) traffic safety services and equipment. For more information, please visit the Company’s website at www.nesl.com.